Exhibit 10.17
LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is made and entered into as of the 27th day of July, 2006, by and among PokerMatic, Inc., a Pennsylvania corporation, d/b/a Lightning Poker (the "Company"), and those entities and persons listed on Schedule I (collectively, the "Lenders" and individually, a "Lender").

WITNESSETH:

WHEREAS, the Company is in need of working capital, and the Lenders are willing to loan the necessary funds to the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.           Loans.

(a)
Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to loan to the Company the principal amount set forth opposite its name on Schedule I (collectively, the "Loans" and individually, a "Loan"). The Loans will be evidenced by the Company's Promissory Notes in substantially the form attached hereto as Exhibit A (collectively, the "Notes" and individually, a "Note"). This Agreement, the Notes, the Warrants (as defined below) and the Voting Agreement (as defined below) may hereinafter be referred to collectively as the "Loan Documents, and individually as a "Loan Document."

(b)
Subject to the conditions set forth herein, at the Initial Closing (as hereinafter defined) each Lender listed on Schedule I under the heading "Initial Closing Date" shall advance its respective Loan amount to the Company as specified for the Initial Closing Date (as hereinafter defined). The consummation of the transactions referred to in this Section I by the Lenders shall constitute the initial closing (the "Initial Closing"). The date on which the Initial Closing takes place is referred to herein as the "Initial Closing Date." The Initial Closing shall take place via telecopier (or similar means of electronic transmission) and overnight mail at the offices of Buchan Ingersoll & Rooney, P.C., One Oxford Centre, Pittsburgh, Pennsylvania 15219, at 11:00 a.m. Eastern Standard Time on the date hereof, or at such other place and time or on such other date as the Requisite Lenders (as hereinafter defined) and the Company may agree. At the Initial Closing., the Company shall deliver to each Lender executed copies of all Loan Documents and other deliverables as required hereunder and each Lender shall advance, by way of check or wire transfer, in immediately available funds, its respective Loan amount to the Company.

2.           Additional Loans.

(a)
At any time, and from time to time, while the Loans are outstanding and provided that the Milestones (as hereinafter defined) have been met, the Company (with the consent of the Board of Directors), may request that the Lenders make additional loans up to an aggregate principal amount of $1,000,000 (collectively, the "Additional Loans" and individually, an "Additional Loan"). In the event that the Company requests that the Lenders make the Additional Loans, the Company shall provide each Lender with written notice thereof (the "Additional Loan Notice"), and each Lender shall thereupon be required to advance its respective Additional Loan amount to the Company on the Additional Closing Date (as hereinafter defined). Each Lender's Additional Loan shall be in amount equal to each Lender's Pro Rata Share of the total Additional Loan, as set forth on Schedule I hereto.

(b)	For purposes of this Agreement, the following shall constitute the milestones (the "Milestones"):

(i)	The Company shall have received Certification of the PokerMatic electronic table by GLI, Inc.; and

(ii)	The Company shall have installed at least 10 of the current model tables in a minimum of three separately owned casinos.

(c)
The consummation of the transactions referred to in Section 2(a) shall constitute an additional closing (collectively, the "Additional Closings" and individually an "Additional Closing"). The date on which an Additional Closing takes place is referred to herein as an "Additional Closing Date". Each Additional Closing shall take place via telecopier (or similar means of electronic transmission) and overnight mail at the offices of Buchanan Ingersoll & Rooney, P.C., One Oxford Centre, Pittsburgh, Pennsylvania 15219, 10 days after delivery to the Lenders of the Additional Loan Notice, or at such other place and time as the Requisite Lenders and the Company may agree. At each Additional Closing, the Company shall deliver to each Lender executed originals of the Notes and the Warrants (as hereinafter defined), and each Lender shall advance, by way of check or wire transfer, in immediately available funds, its respective Additional Loan amount to the Company. Schedule I shall be amended to reflect any Additional Closings that may be consummated. The maximum aggregate loan proceeds at the Additional Closing (or Additional Closings) shall be $1,000,000.

(d)	For purposes of this Agreement, the term "Closing Date" shall mean the Initial Closing Date and each Additional Closing Date where no distinction is required.

3.           Warrants.

(a)
As partial consideration for the Loans, the Company shall issue and deliver to each Lender on the Closing Date a warrant (individually a "Warrant" and collectively, the "Warrants") to purchase shares of the Company's capital stock ("Stock") in • substantially the form attached hereto as Exhibit B. The aggregate number of shares of Stock issuable upon exercise of the Warrants shall be 1,818,182 shares.

(b)	The Company and the Lenders hereby agree that the entire issue price for the Notes and the Warrants shall be allocated to the Notes for purposes of Treasury Regulation Section 1.1273-2(h).

4.           Use of Proceeds. The Company shall use the proceeds of the Loans and the Additional Loans for working capital purposes in a manner approved by the Company's Board of Directors.

5.           Lenders' Agent.

(a)
The Lenders hereby appoint The Co-Investment Fund II, L.P. ("CI-u") to act as Lenders' Agent (the "Lenders' Agent") as herein specified for the Lenders under this Agreement and the Notes. Each of the Lenders does hereby accept and agree to all the terms and conditions of the Loan Documents.  Each of the Lenders hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize the Lenders' Agent to take such action on its behalf under the provisions of the Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Lenders' Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. C-XI -agrees to act as the Lenders' Agent On behalf of the Lenders to the extent provided in the Loan Documents.

(b)
The Lenders' Agent may perform any of its duties under the Loan Documents by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties under the Loan Documents.

(c)
The Lenders' Agent shall not have duties or responsibilities except those expressly set forth in the Loan Documents. The duties of the Lenders' Agent shall be mechanical and administrative in nature; the Lenders' Agent shall not have by reason of any Loan Document a fiduciary relationship in respect of any Lender; and nothing in any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Lenders' Agent any obligations in respect of any Loan Document, except as expressly set forth herein or therein. Each Lender expressly acknowledges (i) that the Lenders' Agent has not made any representations or warranties to it and that no act by the Lenders' Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Lenders' Agent to any Lender; (ii) that it has made and will make its own independent investigation of the financial condition and affairs and its own appraisal of the credit-worthiness of the Company in connection with the making of the Loans hereunder; (iii) that it has made its own independent investigation of the legal matters relating to the Loan Documents.

(d)
The Lenders' Agent agrees, upon the written instructions of the Lenders holding a majority of the outstanding aggregate principal balance of the Notes (the "Requisite Lenders") to take any action of the type specified as being within the Lenders' Agent's rights, powers or discretion herein. In the absence of instructions by the Requisite Lenders, the Lenders' Agent shall have authority, in its sole discretion, to take or not to take any such action, unless the Loan Documents specifically require the consent of the Requisite Lenders. Any action taken pursuant to such instructions or discretion shall be binding on all the Lenders and on all holders of Notes. No Lender shall have any right of action whatsoever against the Lenders' Agent as a result of the Lenders' Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders, or in the absence of such instructions, in the absolute discretion of the Lenders' Agent except for actions resulting from gross negligence or willful misconduct.

(f)
Neither the Lenders' Agent nor any of its directors, officers, partners, member, managers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or-under the Loan Documents, or in connection herewith or therewith, unless caused by its or their own gross negligence or willful misconduct. In performing its functions and duties hereunder on behalf of the Lenders, the Lenders' Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but it shall not (i) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of the Loan Documents, or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with the Loan Documents, or (ii) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Company, or the financial condition of the Company, or the existence or possible existence of an event of default.

(f)
The Lenders' Agent shall be entitled to rely upon any writing, email, telegram, telecopy, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, or order or other document or phone conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by an authorized person, and upon opinions of counsel and other professional advisers selected by the Lenders' Agent.

(g)
The Lenders' Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Lenders' Agent. Any request, authority or consent of any legal entity who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

(h)
The Lenders agree among themselves that, with respect to all amounts received by any Lender for application on any obligation hereunder or on the Notes, equitable adjustment will be made so that, in effect, all such amounts will be shared ratably among the Lenders, in proportion to the sum of the amounts then outstanding under the Notes, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or any other non-pro rata source.

(i)
The Lenders' Agent may resign at any time by giving written notice thereof to the Lenders and to the Company. Upon any such resignation, the Lenders holding at least a majority of the outstanding aggregate principal balance of the Loans shall have the right to appoint a successor Lenders' Agent. If a successor Lenders' Agent is not appointed, or has not accepted such appointment within 30 days after the retiring Lenders' Agent's giving of notice of resignation, then the retiring Lenders' Agent may (but shall not be required to), on behalf of the Lenders, appoint a successor Lenders' Agent which shall be a holder of one or more of the Notes. Upon the acceptance by a successor Lenders' Agent of its appointment as Lenders' Agent hereunder, such successor Lenders' Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Lenders' Agent, and the retiring Lenders' Agent shall be discharged from its duties under this Agreement. After any retiring Lenders' Agent's resignation hereunder, the provisions of this Section 5 shall inure to its benefit as to any actions taken or omitted by it while it was Lenders' Agent under this Agreement.

(j)
No Lender shall have any right of action whatsoever against the Company as a result of the Lenders' Agent or the Company acting or refraining from acting hereunder or under the Loan Documents in accordance with the instructions of the Requisite Lenders or the Lenders' Agent, except for actions resulting from gross negligence or willful misconduct. Neither the Company nor any of its directors, officers, partners, members, managers, employees or agents shall be liable to any Lendei for any action taken or omitted to be taken by it or them under the Loan Documents, or in connection herewith or therewith, as a result of reliance on any request or instruction given to it or them by Lenders' Agent, unless caused by its or their own gross negligence or willful misconduct.

6.
Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants to each of the Lenders as of the Closing Date (except where a representation and warranty is only made as of a specific date) as follows:

(a) .
The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company does not have any wholly or partially owned subsidiaries. The Company has all requisite corporate power and authority and, except as set forth on Exhibit C, holds all licenses, permits and other required authorizations from governmental authorities necessary to own its properties and assets and to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits and other authorizations would not have a material adverse effect on the business, operations or financial condition of the Company (a "Material Adverse Effect"). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. True and complete copies of the Company's Articles of Incorporation, as amended, and its bylaws, as presently in effect, have been delivered to counsel for the Lenders.

(b)	The Company's authorized capital stock consists of 50,000,000 shares of Stock, no par value per share ("Stock"), of which 3,933,000 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(c)
Except as set forth herein (including Exhibit C), and except for 1,000,000 shares of Stock reserved for issuance to employees, directors and consultants of the Company upon exercise of options granted or to be granted pursuant to the Company's 2006 Equity Incentive Plan (A) no subscription, warrant, option, convertible or exchangeable security or other right (contingent or otherwise) to purchase or acquire any securities from the Company is authorized or outstanding, (B) there is not any commitment of the Company to issue any subscription, warrant, option, convertible or exchangeable security or other such right or to issue or distribute to the holders of any securities of the Company any evidences of indebtedness or any assets of the Company, (C) the Company does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its. securities or to pay any dividend or make any other distribution in respect thereof, (D) no person or entity is entitled to any preemptive or similar right with respect to the issuance of any securities of the Company, and (E) no person or entity has any rights to require the registration of any securities of the Company under the Securities Act of 1933, as amended (the "Act").

(d)
The Company has all requisite corporate power and authority to enter into this Agreement and the other Loan Documents to which the Company is a party, and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the other Loan Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action. This Agreement and the other Loan Documents to which the Company is a party, when executed, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification provisions contained in the documents executed in connection herewith are limited by applicable laws and principles of public policy.

(e)
The Company has obtained all consents and waivers necessary to execute the Loan Documents and any other material agreements or instruments contemplated herein and therein, to issue the Notes, and to carry out the transactions contemplated hereby and thereby.

(f)
To its knowledge, the Company is not in, nor shall the conduct of its business as presently conducted result in, any violation, breach or default of any term of the Company's Articles of incorporation, as amended, or its bylaws, or in any material respect of any term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound (the "Company Contracts"), or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, except such violations, breaches or defaults, which, individually or in the aggregate, would not have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Articles of Incorporation, as amended, or its bylaws or the Company Contracts or, to the Company's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

(g)
As of the date of this Agreement, except as set forth on Exhibit  C: there is no action, suit or proceeding at law or in equity ("Action") pending or, to the knowledge of the Company, threatened against the Company or any of its properties before any court or governmental commission, foreign or domestic; and, there is no such proceeding pending or, to the knowledge of the Company, threatened, in arbitration or before any administrative agency. As of the date of this Agreement, there is no judgment, consent 'decree, injunction, rule or other judicial or administrative order outstanding against the Company. As of the date of this Agreement, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

(h)
The Company has timely filed all tax returns and reports required by law, except where the failure to file such a return or report would not have a Material Adverse Effect and such returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due as shown on such returns.

(i)
The Company has provided to the Lenders its unaudited consolidated balance sheet and income 'statement as of December 31, 2005, and its unaudited consolidated income statement for the six month period ended June 30, 2006 (collectively, the "Financial Statements"). The Financial Statements (i) are prepared in accordance with the books and records of the Company, (ii) present fairly, in all material respects, the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis C'GAAP"), except for the omission of notes thereto and year-end audit adjustments which shall not be material in the aggregate. Since June 30, 2006, (i) there has been no adverse change in the assets, liabilities or financial condition ofthe Company from that reflected in the Financial Statements except for changes in the ordinary course of business or which have not been material and (ii) none of the business, financial conditions, operations or properties of the Company have been materially adversely affected by any occurrence individually or in the aggregate, whether or not insured against. Except for liabilities under Company Contracts or any other contracts or agreements entered into the ordinary course of business or payables incurred in the ordinary course of business and except as disclosed in the Financial Statements or as otherwise disclosed in this Agreement (including the Schedule of Exceptions), as of the date of this Agreement, the Company has no knowledge of any liabilities of any type which individually exceed $25,000, or in the aggregate exceed $50,000, whether matured or unmatured, absolute or contingent or otherwise that would be required by GAAF' to be disclosed in the Financial Statements.

(j)
For purposes of this Agreement, "Proprietary Assets" shall mean all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, (all of the foregoing collectively referred to as the "Intellectual Property Rights"), confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes used in the business of the Company.

(i)
The Company has full title and ownership of, or has license to, all Proprietary Assets, to the knowledge of the Company (except as set forth on Exhibit  C) without any conflict with or infringement of the rights of others. Except as provided in license agreements entered into in the ordinary course of the Company's business, to the Company's knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Proprietary Assets owned by the Company and the Company has taken, and in the future the Company will use commercially reasonable efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all Proprietary Assets it owns, except those for which disclosure is required for legitimate business or legal reasons.

(ii)
Except as disclosed on Exhibit C, the Company has not granted, and there are not outstanding, any material options, licenses or agreements relating to any Proprietary Assets of the Company, nor is the Company bound by or a party to any material option, license or agreement with respect to any of Proprietary Assets it owns, except in both cases, as contained in nondisclosure agreements, agreements with employees or consultants, or other agreements entered into in the ordinary course of the Company's business. Except as disclosed on Exhibit C, the Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Assets or any other property or rights, other than commissions payable under broker.agreements entered into the ordinary course of business and other payables incurred in the ordinary course of business.

(iii)
To the Company's knowledge (except as set forth on Exhibit C,), the Company has not violated or infringed, and is not currently violating or infringing any Intellectual Property Rights of any other person or entity. The Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as currently proposed, would violate or infringe, any Intellectual Property Rights of any other.person or entity.

(iv)
The Company is not aware that any key employee or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with carrying out his or her duties for the Company or to promote the interest of the Company or that would conflict with the Company's business as currently conducted. The carrying on of the Company's business by the employees and contractors of the Company and the conduct of the Company's business as presently conducted, will not,. to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Company Contract under which any of such key employees or contractors or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire or retain) made prior to their employment or retention by the Company. To the Company's knowledge, at no time during the conception of or reduction of any of the Company's Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party, in each case that might reasonably be expected to adversely affect the Company's rights in such Proprietary Assets.

(k)
Except as disclosed on Exhibit C, as contemplated by this Agreement or as would not have a Material Adverse Effect, since June 30, 2006, the Company has not (i) borrowed any funds or incurred or become subject to any material obligations or liabilities (absolute or contingent), except as incurred in the ordinary course of business, (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent) other than liabilities in the ordinary course of business and obligations incurred in the ordinary course of business referred to in clause (i) above, (iii) declared or paid any dividends or distributions to its shareholders of any assets of any kind whatsoever, (iv) entered into any agreements or arrangements granting any preferential rights to purchase all or substantially all of the assets, properties or rights of the Company (including management and control thereof), or requiring the consent of any party to a transfer or assignment of such assets, properties or rights (or change in the management or control thereof), or providing for the merger or consolidation of the Company into or with another corporation, or sold any substantial product line, (v) except in the ordinary course of business, made or permitted any material amendment or termination of any material contract, agreement or license to which it is a party, (vi) changed any material accounting method or practice, including without limitation, any change in depreciation or amortization policies or rates, (vii) made any loan to any officer, director or employee of the Company, or increased the compensation or benefits payable, or to become payable, to any of the officers or directors of the Company, including but not limited to any bonus payment or deferred compensation, other than increases and bonuses in the ordinary course of business (viii) entered into any material transaction that has not been approved by the Board of Directors other than in the ordinary course of business, or (ix) entered into an agreement to do any of the things described in clauses (i) through (viii) above.

(1)
No representation or warranty by the Company contained in this Agreement or any Schedule or Exhibit hereto, or any certificate or other instrument referred to herein or otherwise furnished or to be furnished to the Lenders or their counsel by the Company with respect to the transactions contemplated hereby, contains any untrue statement of a material fact or omits or will omit to state any material fact which is necessary in order to make the statements contained herein or therein, not misleading in light of the circumstances in which they were made. There is no fact known to the Company relating to the business, affairs, operations, or conditions of the Company which materially adversely affects the same and which has not been disclosed to the Lenders or Lenders' counsel by the Company or its agents.

7.	Representations and Warranties of the Lenders. Each Lender, severally and not jointly, represents and warrants to the Company that:

(a)
All action, corporate or otherwise, on the part of such Lender, and its officers, directors, and shareholders or partners, as the case may be, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such Lender hereunder, has been taken or will be taken prior to the Closing Date and this Agreement and the Loan Documents to which such Lender is a party, when executed, constitute valid and legally binding obligations of such Lender, enforceable against such Lender in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and -subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement, including the Loan Documents to which such Lender is a party, will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the charter, bylaws or other organizational documents of such Lender.

(b)	It has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an investment in the Notes and the Warrants.

(c)
It has made such independent investigation of the Company, its management, and related matters as it deems to be necessary or advisable in connection with an investment in the Notes and the Warrants; and each Lender has received all information and data which it believes to be necessary in order to reach an informed decision as to the advisability of an investment in the Notes and the Warrants.

(d)	It had the opportunity to discuss the Company's business with the Company's senior executives.

(e)
The Notes and the Warrants are being acquired for investment only and not for resale or with a view to the distribution thereof, except as the same may be made in compliance with all applicable securities laws.

(f)	It has been advised that the Notes and the Warrants are not being registered under the Act on the grounds that this transaction is exempt under the Act as not involving any public offering.

(g)
It has been advised that the Notes and the Warrants may not be sold or offered for sale in the absence of an effective registration statement as to the securities under the Act and any applicable state securities acts or the availability of an exemption from the registration requirements under the Act and any applicable state securities acts.

(h)	It is an "accredited investor" within the meaning of Rule 501 under the Act.

(i)
Such Lender understands that the Notes and the Warrants will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Such Lender acknowledges that the securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Such Lender is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

8.
Lenders' Closing Conditions. The obligations of each of the Lenders to make the Loans is subject to the performance by the Company of its obligations under the Loan Documents and to the satisfaction of the following further conditions on or prior to the date of the making of the Loans at the Initial Closing, or (unless restricted below) any Additional Closing, as the case may be:

(a)	At the Initial Closing, such Lender shall have completed its due diligence, with results satisfactory to such Lender.

(b)	At the Initial Closing, the Company shall have executed and delivered to each Lender this Agreement.

(c)	At the Closing, the Company shall have executed and delivered to each Lender a Note in the principal amount of such Lender's Loan.

(d)	At the Closing, the Company shall have executed and delivered to each Lender a Warrant.

(e)
At the Initial Closing, the Company and the requisite parties thereto shall have executed and delivered the Voting Agreement in substantially the form attached hereto as Exhibit D ("Voting Agreement").

(f)	Prior to the Initial Closing, the Company shall have initiated a rights offering of shares of Stock to all of its stockholders for a purchase price of $1.10 per share.

(g)	At each Closing, the Lenders shall have obtained all necessary approvals of their governing bodies.

9.
Company's Closing, Conditions. The obligations of the Company hereunder are subject to the performance by the Lenders of their obligations under the Loan Documents and to the satisfaction of the following further conditions on or prior to the Closing:

(a)	Each Lender shall have delivered to the Company by check or wire transfer, in immediately available funds, an amount equal to the principal amount of each Lender's Loan.

10.	Covenants. The Company covenants to the Lenders as follows:

(a)
The Company shall promptly notify the Lenders' Agent in writing in the event that a material adverse change has occurred with respect to the assets, business, operations or financial condition of the Company, or that the prospect of payment or performance of any covenant, agreement or duty under the Loan Documents or any of the other agreements or undertakings in connection with any of its obligations to the Lenders is impaired in any material respect.

(b)
The Company shall promptly notify the Lenders' Agent in writing in the event of a loss, suspension, revocation or failure to renew any license or permit now held or acquired after the date hereof shall occur,, which loss, suspension, revocation or failure to renew• would reasonably be expected to have a material adverse affect on the business, profits, assets or condition (financial or otherwise) of the Company.

(c)
The Company shall promptly notify the Lenders' Agent in writing if the Company is in breach of any material agreement, document or instrument, whether formerly, now or after the date hereof, existing between the Company and any other person, firm or entity, if such breach would reasonably be expected to have a material adverse affect on the business, profits, assets or condition (financial or otherwise) of the Company.

(d)
The Company shall not make any prepayment of any Note or agree to the amendment of any such Note, and no Lender shall accept any prepayment of its Note, or agree to any amendment of such Note, unless a proportionate prepayment is made to all of the Notes and in the case of an amendment, such amendment is approved by the Requisite Lenders.

(e)
The Company shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or acquired in the future, or agree to become liable to do so without the consent of the Requisite Investors, except:

(i)	Liens existing on the Initial Closing Date and described in Schedule C, to this Agreement;

(ii)	Liens arising from taxes, assessments, charges, levies or claims that are not yet due or that remain payable without penalty;

(iii)
Deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;

(iv)
Mechanics', carriers', workmen's, repairmen's or similar liens arising in the ordinary course of business in respect of obligations which are not overdue, or deposits made to obtain the release of such mechanics', carriers', workmen's, repairmen's or similar liens which are being contested in good faith by appropriate proceedings and with respect to which the Company has created reserves which are determined to be adequate by the application of GAAP consistently applied; and

(v)
Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title to real property and other minor liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Company.

(f)	The Company will not at any time create, incur, assume or suffer to exist any debt without the consent of the Requisite Investors, except:

(i)	Debt under this Agreement, the Notes, the other Loan Documents or under any other document, instrument or agreement between the Company and the Lenders;

(ii)
Debt existing on the Initial Closing Date and described in Schedule C to this Agreement; provided, however, that none of such indebtedness shall be extended, renewed or • refinanced without the prior written consent of the Requisite Lenders; and

(iii)	Current accounts payable, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of business.

(g)
The Company will not at any time directly or indirectly assume, guarantee, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other person, firm or entity.

(h)	The Company shall furnish to each Holder:

(i)
Within 30 days after the end of each calendar month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and cash flow of the Company for such month and for the current fiscal year to the end of such month setting forth in comparative form the Company's financial statements for the corresponding periods for the prior fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company stating that such statements are in accordance with the books and records of the Company, have been prepared in accordance with GAAP applied on a consistent basis (except as noted and on the accompanying notes) and fairly present the financial condition of the Company at-the date thereof and for the periods covered thereby, subject to changes resulting from year end adjustments and accruals; and

(ii)	At least 30 days prior to the end of each fiscal year, an annual budget for the next fiscal year.

(i)
The Company shall permit each Lender and any authorized representative thereof, at such Lender's expense, to visit and inspect the properties of the Company, including its corporate and financial records, to examine its records and make copies thereof and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and upon reasonable notice. The Lenders and their representatives shall treat all information with respect to the Company and its business that is not in the public domain as confidential and shall not use information for any purpose other than to monitor the Company's performance hereunder and shall not disclose same except as required by court order.

(j)	Within 45 days after the Initial Closing, the Company shall have taken all of the following actions:

(i)	Published in newspapers in the Commonwealth of Pennsylvania the facts of the Company's incorporation as a business corporation pursuant to the Pennsylvania Business Corporation Law;

(ii)
Completed the requisite blue sky securities filings for the issuance of the Company's capital stock in the states of Pennsylvania, Maryland, California, Delaware, Virginia and any other states in which such filings may be required;

(iii)	Completed the requisite filing with the Securities Exchange Commission pursuant to Regulation D promulgated under the Securities Act of 1933, as amended;

(iv)	Formally adopted the Bylaws of the Company;

(v)	Re-issued the existing options for. 960,000 shares of Stock at a price of $1.10 per share;

(vi)
Updated the Company's books and records to reflect all corporate actions, the election of all officers and directors, the issuances of all capital stock and such other matters as may be deemed advisable by legal counsel to the Company.

11.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. It is expressly understood and agreed that CI-II may assign and transfer any of its rights hereunder, or the Note or the Warrant, from time to time, to any of its affiliates, whether now in existence or hereafter formed.

12.
Expenses. Each party hereto shall bear its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, except that • the Company shall pay the fees and disbursements of Buchanan Ingersoll & Rooney, P.C, counsel to the Lenders (not to exceed $20,000 in fees without the consent of the Company). The foregoing payments shall be made within 15 days after a statement for such fees and expenses has been received by the Company.

13.
Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class mail, postage prepaid, return receipt requested,

(a)
If to a Lender, to the address set forth on Schedule I, to the Lenders' Agent at the following address, or at such other address as may have been furnished to the Company by the Lenders' Agent or a Lender in writing:

The Co-Investment Fund II, L.P.
Five Radnor Corporate Center Suite 555
100 Matsonford Road
Radnor, PA 19087

with a copy to:

Jane E. Hepner, Esq.
Buchanan Ingersoll & Rooney, P.C. 20th Floor, One Oxford Centre Pittsburgh, PA 15219-6498 Email: jane.hepner@bipe.com

(b)	If to the Company at:

PokerMatic, Inc.
4 Crozierville Road
Aston, PA 19014
Attn: Chief Executive Officer

with a copy to:

Neil K. Haimm
Drinker Biddle & Reath LLLP 10000 Westlakes Drive
Berwyn, PA 19312

14.
Integration: Amendments and Waiver. This Agreement, together with all Schedules and Exhibits hereto, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Requisite Lenders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

15.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

16.	Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to its principles of conflicts of laws.

17.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

WITNESS the due execution of this Loan Agreement as of the day and year first above written.

POKERMATIC, INC.
By: __________________________________

Title: __________________________________

LENDERS

THE CO-INVESTMENT FUND II, L.P.

By:Co-Invest Management II, L.P.

17.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

WITNESS the due execution of this Loan Agreement as of the day and year first above written.

POKERMATIC, INC.

By:    __________________________

Title: __________________________

LENDERS

THE CO-INVESTMENT FUND II, L.P.
By:      Co-Invest Management II, L.P.
 its general partner

By:.     Co-Invest Capital Partners, Inc.
 its general partner

By: /s/ Richard M. Fox
_______________________________
Title: Vice President

its general partner
By:          Co-Invest Capital Partners, Inc.
its general partner

By:/s/ Richard M. Fox
____________________________
Title: Vice President

Schedule I

Lenders

Initial Closing Date

Principal Amount of Loan                                                                Pro Rata Share                                                      Warrants
$1,000,000                                                                                            100%                                                                 909,091

Name and Address

The Co-Investment Fund II, L.P.
Five Radnor Corporate Center
Suite 555
100 Matsonford Road
Radnor, PA 19087

EXHIBIT A

Form of Promissory Note

EXHIBIT B

Form of Warrant

EXHIBIT C

Schedule of Exceptions

The following Schedule of Exceptions (the "Schedule") is made and given pursuant to the Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement unless the context otherwise requires.

The Schedule shall not be construed as constituting representations or warranties of the Company except as and to the extent provided in the Loan Agreement or as expressly stated in the Schedule.

Any disclosure on the Schedule of any contract, document, liability, default,• breach, violation, limitation or other matter, although the provisions for such disclosure may require such disclosure only if it is "material," shall not be construed against Company as an admission by Company that any such disclosure is, in fact, material. Matters reflected in the Schedule are not necessarily limited to matters required by the Loan Agreement to be reflected herein. Such additional matters are set forth for informational purposes only.

6(a) — Corporate Organization, Licenses, Permits and Other Required

Authorizations

The Company has not published a notice of the filing of its articles of incorporation as required by Section 1307 of the Pennsylvania Business Corporation Law of 1988, as amended.

The Company is presently applying for various gaining licenses and does not yet have such licenses.

6(b) Issuance of Securities

The Company did not file a Form D under Regulation D and did not make filings in any states where its securities were purchased. The Company intends to file in such states as required, including Pennsylvania, Maryland, Delaware, California and Virginia.

6(c) — Company Securities

In accordance with the closing conditions of the Loan Agreement, the Company has in process a rights offering of shares of capital stock to all of its shareholders on a pro-rata basis for a purchase price of $1.10 per share.

The License Agreement described in Schedule 6(j)(i) provides that to the extent other shares of the Company are registered, the Company must also register the 20,000 total shares it granted in the names of two Smartplay International, Inc. representatives as compensation for the license.

6(g) Legal Action, Suit or Proceedings

A competitor of the Company, PokerTek, has threatened action against the Company alleging that the Company's product would infringe PokerTek's patent if such patent is issued.

6(1)(i) — Licenses

The Company licenses "Origin Random Number Generator" software (the "Software") from Smartplay International, Inc. Pursuant to the License Agreement dated May 1, 2006, the license is a perpetual, non-exclusive, worldwide, royalty-free right and license to use the Software on or in connection with the design, development, manufacture, sale and/or distribution of the Company's electronic poker gaming system.

The Company may develop, alter or modify the Software, including the object code or source code; provided, however, that any developments, alterations or modification of the code must be shared with and may be used without limitation by Smartplay International, Inc. on a non-exclusive basis.

6(j)(i) Proprietary Assets/Intellectual Property Rights

A competitor of the Company, PokerTek, has threatened action against the Company alleging that the Company's product would infringe PokerTek's patent if such patent. is issued.

EXHIBIT D

Voting Agreement

PROMISSORY NOTE

$1,000,000                                                                                                        July 27, 2006

FOR VALUE RECEIVED, the undersigned, PokerMatic, Inc., a Pennsylvania corporation, d/ b/ a Lightning Poker (hereinafter referred to as "Maker") hereby promises to pay to the order of The Co-investment Fund, II, L.P. or its successors and assigns (hereinafter referred to as "Payee") the principal sum of One Million Dollars ($1,000,000), together with interest on the unpaid principal amount of this Promissory Note ("Note") outstanding at the rate of 8% per annum in the manner and upon the terms and conditions set forth below.

The principal and interest on the unpaid principal amount of this Note, or any portion thereof, shall be paid in full in cash on June 30, 2009.

The amount of interest accruing hereunder shall be computed on an actual day, 365/366 day year basis. All payments hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the office of Payee, or at such other place as the holder hereof may designate in writing.

This Note is one of a series of Maker's Notes issued pursuant to that certain Loan Agreement dated as of July 27, 2006, by and among Maker, Payee and the persons named therein, (collectively, the "Loan Agreement") and is subject to the terms and conditions thereof. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

With the prior written consent of the Requisite Lenders, Maker may prepay this Note at any time in whole or in part without payment of penalty or unearned interest; provided, however, that any such prepayment of principal shall be accompanied by the payment of interest accrued to the date of such prepayment and all costs, expenses or charges then owed to Payee pursuant to this Note; and further provided, that any prepayment shall be applied proportionately to all of the Notes issued pursuant to the Loan Agreement. In the event the Payee receives payments in excess of its pro rata share of Maker's payments to the holders of all of the Notes, then Payee shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other payees upon demand by such payees.

Maker hereby expressly waives presentment, demand, protest and notice of any
I

Upon the occurrence of any one of the following events (the "Events of Default"), the entire principal amount outstanding hereunder and accrued interest together with all other sums due hereunder shall at the option of the Requisite Lenders, without any prior notice, presentment or demand, become immediately due and payable in full:

(i) Failure of Maker to make principal or interest payments when due or otherwise to fail to perform or comply with any of its material obligations under this Note or the Loan Agreement where such failure continues for 10 days in the case of a payment failure and 30 days in the case of any other failure after notice is sent to Maker by the Requisite Lenders; or

(ii)	An assignment by Maker for the benefit of its creditors, or the commencement by or against Maker of any bankruptcy, insolvency, liquidation, receivership or similar proceedings; or

(iii)	Maker shall assign or transfer its obligations under this Note without the prior written consent of the Requisite Lenders; or

(iv)	The dissolution of Maker; or

(v)
After delivery by Maker of written notice in accordance with Section 10(a) of the Loan Agreement, the Requisite Lenders shall determine (which determination shall be made in good faith after giving Maker an opportunity to make a presentation and provide a plan to Lenders) that a material adverse change has occurred with respect to the assets, business, operations or financial condition of Maker and that the prospect of payment or performance of any covenant, agreement or duty under this Note, the Loan Agreement or any of the other agreements, instruments, documents or undertakings arising under or in connection with any of the obligations of Maker owing to Payee is impaired in any material respect; or

(vi)
Maker shall be in breach of any material agreement, document or instrument, whether formerly, now or after the date of this Note, existing between Maker and any other person, firm or entity if such breach would reasonably be expected to have a material adverse affect on the business, profits, assets or condition (financial or other) of Maker, and where such breach continues after any applicable cure period; or

(vii)
The loss, suspension, revocation or failure to renew any license or permit now held or acquired after the date of this Note by Maker shall occur or exist, which loss, suspension, revocation or failure to renew would reasonably be expected to have a material adverse effect on the business, profits, assets or condition (financial or other) of Maker, and which continues uncured for any cure period or otherwise for 30 days after notice is sent to Maker by the Requisite Lenders; or

(viii)	The entry of a judgment against Maker in excess of $50,000, which judgment shall remain unstayed or undischarged for a period of 60 days.

In addition to the rights and remedies given it by this Note, Payee shall have all those rights and remedies allowed by applicable laws. The rights and remedies of Payee are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others. Maker shall be liable for all costs, expenses and attorneys' fees incurred by Payee in connection with the collection of the indebtedness evidenced by the Note.

No delay or omission of Payee or its assignee in exercising any power or right hereunder, and no partial exercise of such power or right, shall operate in any way as a waiver or impairment of any subsequent or further exercise thereof. Payee or its assignee shall not be liable for or prejudiced by failure to collect or lack of diligence in bringing suit on this Note or any renewal or extension hereof.

Maker may not assign or transfer its obligation hereunder without the prior written consent of the Requisite Lenders. This Note may be assigned by Payee without the consent of Maker.

This Note may be amended only by a written instrument executed by Maker, Payee and the Requisite Lenders.

This Note shall be governed by, and shall be construed. and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania.

WITNESS the due execution of this Note, intending to be legally bound, on the day and year written above.

PokerMatic, Inc.

By:

Title:

PROMISSORY NOTE

$1,000,000                                                                                                     November 8, 2006

FOR VALUE RECEIVED, the undersigned, Lightning Poker, Inc., formally known as PokerMatic Inc. a Pennsylvania corporation (hereinafter referred to as "Maker") hereby promises to pay to the order of The Co-Investment Fund, II, L.P. or its successors and assigns (hereinafter referred to as "Payee") the principal sum of One Million Dollars ($1,000,000), together with interest on the unpaid principal amount of this Promissory Note ("Note") outstanding at the rate of 8% per annum in the manner and upon the terms and conditions set forth below.

The principal and interest on the unpaid principal amount of this Note, or any portion thereof, shall be paid in full in cash on June 30, 2009.

The amount of interest accruing hereunder shall be computed on an actual day, 365/366 day year basis. All payments hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the office of Payee, or at such other place as the holder hereof may designate in writing.

This Note is one of a series of Maker's Notes issued pursuant to that certain Loan Agreement dated as of July 27, 2006, by and among Maker, Payee and the persons named therein, (collectively, the "Loan Agreement") and is subject to the terms and conditions thereof Capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

With the prior written consent of the Requisite Lenders, Maker may prepay this Note at any time in whole or in part without payment of penalty or unearned interest; provided, however, that any such prepayment of principal shall be accompanied by the payment of interest accrued to the date of such prepayment and all costs, expenses or charges then owed to Payee pursuant to this Note; and further provided, that any prepayment shall be applied proportionately to all of the Notes issued pursuant to the Loan Agreement. In the event the Payee receives payments in excess of its pro rata share of Maker's payments to the holders of all of the Notes, then Payee shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other payees upon demand by such payees.

Maker hereby expressly waives presentment, demand, protest and notice of any kind.

Upon the occurrence of any one of the following events (the "Events of Default"), the entire principal amount outstanding hereunder and accrued interest together with all other sums due hereunder shall at the option of the Requisite Lenders, without any prior notice, presentment or demand, become immediately due and payable in full:

                                (i)           Failure of Maker to make principal or interest payments when due or otherwise to fail to perform or comply with any of its material obligations under this Note or the Loan Agreement where such failure continues for 10 days in the case of a payment failure and 30 days in the case of any other failure after notice is sent to Maker by the Requisite Lenders; or

(ii) An assignment by Maker for the benefit of its creditors, or the commencement by or against Maker of any bankruptcy, insolvency, liquidation, receivership or similar proceedings; or

(iii) Maker shall assign or transfer its obligations under this Note without the prior written consent of the Requisite Lenders; or

(iv) The dissolution of Maker; or

(v) After delivery by Maker of written notice in accordance with Section 10(a) of the Loan Agreement, the Requisite Lenders shall determine (which determination shall be made in good faith after giving Maker an opportunity to make a presentation and provide a plan to Lenders) that a material adverse change has occurred with respect to the assets, business, operations or financial condition of Maker and that the prospect of payment or performance of any covenant, agreement or duty under this Note, the Loan Agreement or any of the other agreements, instruments, documents or undertakings arising under or in connection with any of the obligations of Maker owing to Payee is impaired in any material respect; or

(vi) Maker shall be in breach of any material agreement, document or instrument, whether formerly, now or after the date of this Note, existing between Maker and any other person, firm or entity if such breach would reasonably be expected to have a material adverse affect on the business, profits, assets or condition (financial or other) of Maker, and where such breach continues after any applicable cure period; or

(vii) The loss, suspension, revocation or failure to renew any license or permit now held or acquired after the date of this Note by Maker shall occur or exist, which loss, suspension, revocation or failure to renew would reasonably be expected to have a material adverse effect on the business, profits, assets or condition (financial or other) of Maker, and which continues uncured for any cure period or otherwise for 30 days after notice is sent to Maker by the Requisite Lenders; or

(viii) The entry of a judgment against Maker in excess of $50,000, which judgment shall remain unstayed or undischarged for a period of 60 days.

                In addition to the rights and remedies given it by this Note, Payee shall have all those rights and remedies allowed by applicable laws. The rights and remedies of Payee are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others. Maker shall be liable for all costs, expenses and attorneys' fees incurred by Payee in connection with the collection of the indebtedness evidenced by the Note.

No delay or omission of Payee or its assignee in exercising any power or right hereunder, and no partial exercise of such power or right, shall operate in any way as a waiver or impairment of any subsequent or further exercise thereof. Payee or its assignee shall not be liable for or prejudiced by failure to collect or lack of diligence in bringing suit on this Note or any renewal or extension hereof.

Maker may not assign or transfer its obligation hereunder without the prior written consent of the Requisite Lenders. This Note may be assigned by Payee without the consent of Maker.

This Note may be amended only by a written instrument executed by Maker, Payee and the Requisite Lenders.

This Note shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania.

WITNESS the due execution of this Note, intending to be legally bound, on the day and year written above.

Lightning Poker, Inc.

POKERMATIC, INC.
By: __________________________________

Title: __________________________________